Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the 10-KSB of My Screen Mobile, Inc. (the "Company") for the periods ended December 31, 2006 and 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Terrence Rodrigues, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Company Name

Date: December 20, 2007	By:	/s/ Terrence Rodrigues
Name: Terrence Rodrigues
Title: Chief Executive Officer and Chief Financial Officer